EXHIBIT 11.2

CONSENT OF INDEPENDENT ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Growth Stalk Holdings Corp.

We consent to the inclusion in the Form 1-A Regulation A Offering Statement under the securities Act of 1933 of our report dated May 14th, 2024, of the consolidated balance sheet and the related consolidated statements of operations, consolidated statement of stockholders’ equity, and consolidated cashflows for the year ended December 31, 2023.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

June 12, 2024